Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-158519, 333-157013, and 333-106790 on Forms S-3, Registration Statement No. 333-120339 on Form S-4, and Registration Statement Nos. 333-163805, 333-149993, 333-156027, 333-124257, 333-124256, 333-149989, 333-38396, 333-25587, 333-78173, 333-38398, 333-69305, 333-49725, 333-18391, and 333-02733 on Forms S-8 of our reports dated February 25, 2011, relating to the consolidated financial statements of Dominion Resources, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting standard), and the effectiveness of Dominion Resources, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 2010.

We consent to the incorporation by reference in Registration Statement No. 333-157019 on Form S-3 of our report dated February 25, 2011, relating to the consolidated financial statements of Virginia Electric and Power Company (a wholly-owned subsidiary of Dominion Resources, Inc.) and subsidiaries, appearing in this Annual Report on Form 10-K of Virginia Electric and Power Company for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Richmond, Virginia

February 25, 2011